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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 22, 2004
                         ------------------------------
                        (Date of earliest event reported)


                              RIVIERA TOOL COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

               Michigan                      001-12673                   38-2828870
               --------                      ---------                   ----------
   (State or other jurisdiction of    (Commission file number)        (I.R.S. Employer
            incorporation)                                         Identification Number)
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            5460 Executive Parkway S.E., Grand Rapids, Michigan 49512
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (616) 698-2100
                                                           --------------









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ITEM 5. OTHER EVENTS.

On March 19, 2004, Riviera Tool Company (the "Company") completed a private placement of 394,737 shares of Common Stock to certain accredited investors at a price per share of $3.80. Net proceeds to the Company from the sale of these shares of Common Stock was $1.5 million. The private placement included the issuance to these investors of Series A and Series B Warrants exercisable to purchase up to an aggregate 598,847 shares of common stock at various exercise prices.

The Series A Warrants are for the purchase of 335,789 shares of common stock. Of these, 167,985 shares are at an exercise price equal to $5.07 and 167,985 shares at an exercise price equal to $5.53 per share. Net proceeds to the Company from the exercise of these Series A Warrants would be approximately $1.8 million.

The Series B Warrants are for the purchase of 263,718 shares of common stock at a exercise price equal to $3.80 per share. Net proceeds to the Company from the exercise of these Series B Warrants would be approximately $1.0 million.

No assurance can be given that such warrants will be exercised.

The Company has agreed to register for resale the Common Stock issued in this private placement, including shares underlying the warrants.

In conjunction with the closing of this transaction, the Company issued to the financial agent retained by the Company in connection with the transaction Series A Warrants to purchase up to 20,000 shares of Common Stock. Of these, 10,000 shares are at an exercise price equal to $5.07 and 10,000 shares at an exercise price equal to $5.53 per share. Net proceeds to the Company from the exercise of these Series A Warrants would be approximately $0.1 million. The Company agreed to register for resale all shares underlying the warrants issued to the financial agent.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities issued in the private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities issued in a private placement.

A press release relating to these matters was issued by Riviera Tool Company on March 22, 2004. The complete text of the press release issued by the Company is attached as exhibit 99.1 to this Form 8-K.





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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.




 (c) Exhibits

         99.1  Press release dated March 22, 2004



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 22, 2004


                               Riviera Tool Company

                               /s/ Kenneth K. Rieth
                               ----------------------
                               Kenneth K. Rieth
                               President and Chief Executive Officer
                               (Principal Executive Officer)


                               /s/ Peter C. Canepa
                               ----------------------
                               Peter C. Canepa
                               Chief Financial Officer, Treasurer and Secretary
                                    (Principal Financial and Accounting Officer)

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                                  EXHIBIT INDEX




EXHIBIT NO.             DESCRIPTION


EX-99.1      Press release dated March 22, 2004